SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 7, 2007

(Date of earliest event reported)

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 359-9311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The Registrant issued a press release on November 7, 2007, discussing its results for the quarter ended September 30, 2007. The press release is attached as Exhibit 99.2 and is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 7, 2007, the Registrant’s Board of Directors elected George C. Freeman, III, as a director of the Registrant effective immediately. Mr. Freeman has not been named to any committees of the Board of Directors as of this date. Mr. Freeman serves as the President of the Registrant, and his current compensation is described in the Registrant’s proxy statement for the 2007 annual meeting of shareholders as filed with the Securities and Exchange Commission on June 28, 2007. There were no changes to his compensation in connection with his election as a director. The Registrant and Mr. Freeman are currently parties to an Employment Agreement dated November 17, 2006. There were no amendments to the Employment Agreement in connection with Mr. Freeman’s election as a director. A detailed description of the terms of the Employment Agreement with Mr. Freeman was included in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2006.

Item 8.01.	Other Events.

On November 7, 2007, the Registrant issued a press release announcing quarterly dividends and the approval of a share repurchase program. The press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
99.1	Press release dated November 7, 2007, announcing quarterly dividends, share repurchase program and director election.*

99.2	Press release dated November 7, 2007, announcing results for the quarter ended September 30, 2007.*

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date: November 7, 2007	By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Document
99.1	Press release dated November 7, 2007, announcing quarterly dividends, share repurchase program and director election.*

99.2	Press release dated November 7, 2007, announcing results for the quarter ended September 30, 2007.*

*	Filed Herewith